UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2008

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On May 28, 2008, we announced financial results for our first quarter ended April 30, 2008. Net service revenues for the quarter were $48.4 million in the first quarter of fiscal year 2009, a decrease from the $54.2 million in the same prior year period. Net technology revenues were $6.4 million, which included recognition of Comcast development revenues of $4.0 million. This was an increase of 63%, compared with $3.9 million in the first quarter of fiscal year 2008. The net income for the quarter was $3.6 million or $0.04 per basic and diluted share, compared to a net income of $835,000 or $0.01 per share, for the three months ended April 30, 2007.

As of April 30, 2008 our total subscriptions were approximately 3.8 million. TiVo-Owned subscription gross additions were 48,000 for the quarter, compared to 57,000 in the first quarter fiscal year 2008. TiVo-Owned net subscription losses were 17,000 compared to additions of 1,000 in the first quarter of fiscal year 2008. Our monthly churn rate increased to 1.3% for the quarter ended April 30, 2008 as compared to 1.1% in the year ago period. The installed base of MSO/Broadcasters’ TiVo subscriptions has declined to approximately 2.1 million from 2.6 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended April 30,
	2008	2007
Revenues
Service revenues	$48,443	$54,155
Technology revenues	6,407	3,932
Hardware revenues	5,945	2,293

Net revenues	60,795	60,380
Cost of revenues
Cost of service revenues (1)	11,194	10,155
Cost of technology revenues (1)	3,920	3,507
Cost of hardware revenues	10,344	10,648

Total cost of revenues	25,458	24,310

Gross margin	35,337	36,070

Research and development (1)	14,748	14,245
Sales and marketing (1)	5,936	5,303
Sales and marketing, subscription acquisition costs	1,159	5,790
General and administrative (1)	10,336	11,222

Total operating expenses	32,179	36,560

Income (loss) from operations	3,158	(490)
Interest income	579	1,416
Interest expense and other	(87)	(83)

Income before income taxes	3,650	843
Provision for income taxes	(13)	(8)

Net income	$3,637	$835

Net income per common share - basic	$0.04	$0.01

Net income per common share - diluted	$0.04	$0.01

Weighted average common shares used to calculate basic net income per share	99,386,826	96,829,128

Weighted average common shares used to calculate diluted net income per share	102,709,583	98,046,685

(1) Includes stock-based compensation expense as follows :
Cost of service revenues	$191	$157
Cost of technology revenues	606	463
Research and development	1,982	1,628
Sales and marketing	540	476
General and administrative	2,158	1,916

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	April 30, 2008	January 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$92,800	$78,812
Short-term investments	1,798	20,294
Accounts receivable, net of allowance for doubtful accounts of $1,219 and $1,194	10,427	20,019
Inventories	13,889	17,748
Prepaid expenses and other, current	3,446	3,792

Total current assets	122,360	140,665
LONG-TERM ASSETS
Property and equipment, net	11,330	11,349
Purchased technology, capitalized software, and intangible assets, net	12,718	13,522
Prepaid expenses and other, long-term	1,793	1,513
Long-term investments	4,296	—

Total long-term assets	30,137	26,384

Total assets	$152,497	$167,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$8,066	$23,615
Accrued liabilities (1)	23,256	28,834
Deferred revenue, current	58,163	59,341

Total current liabilities	89,485	111,790
LONG-TERM LIABILITIES
Deferred revenue, long-term	33,950	38,128
Deferred rent and other	227	309

Total long-term liabilities	34,177	38,437

Total liabilities	123,662	150,227
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 275,000,000;
Issued shares are 102,034,090 and 100,098,426, respectively, and outstanding shares are 101,854,510 and 99,970,947, respectively	102	100
Additional paid-in capital	802,186	792,654
Accumulated deficit (1)	(771,449)	(775,086)
Less: Treasury stock, at cost - 179,580 and 127,479, respectively	(1,300)	(846)
Unrealized gain/loss of marketable securities	(704)	—

Total stockholders’ equity	28,835	16,822

Total liabilities and stockholders’ equity	$152,497	$167,049

(1)

The consolidated balance sheet as of January 31, 2008 has been revised to reflect the increase of $1,784,000 in accrued liabilities with a corresponding increase in accumulated deficit to correct immaterial errors related to an under accrual of non-income based taxes for fiscal year 2007 and fiscal year 2006.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,637	$835
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	2,572	2,620
Stock-based compensation expense	5,477	4,640
Inventory write-down	1,349	—
Allowance for doubtful accounts	25	—
Changes in assets and liabilities:
Accounts receivable	9,567	2,483
Inventories	2,510	19
Prepaid expenses and other	66	621
Accounts payable	(15,649)	(22,009)
Accrued liabilities	(5,578)	(6,745)
Deferred revenue	(5,356)	(8,530)
Deferred rent and other long-term liabilities	(82)	(147)

Net cash used in operating activities	$(1,462)	$(26,213)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term and long-term investments	(4)	(3,037)
Sales of short-term investments	13,500	—
Acquisition of property and equipment	(1,649)	(1,160)
Acquisition of capitalized software and intangibles	—	(375)

Net cash provided by (used in) investing activities	$11,847	$(4,572)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	4,057	852
Treasury Stock - repurchase of stock for tax withholding	(454)	(85)

Net cash provided by financing activities	$3,603	$767

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$13,988	$(30,018)

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	78,812	89,079

Balance at end of period	$92,800	$59,061

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended April 30,
(Subscriptions in thousands)	2008	2007
TiVo-Owned Subscription Gross Additions	48	57
Subscription Net Additions/(Losses):
TiVo-Owned	(17)	1
MSOs/Broadcasters	(128)	(103)

Total Subscription Net Additions/(Losses)	(145)	(102)
Cumulative Subscriptions:
TiVo-Owned	1,728	1,727
MSOs/Broadcasters	2,073	2,615

Total Cumulative Subscriptions	3,801	4,342
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	61%	59%

Included in the 3,801,000 subscriptions are approximately 163,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, and Comcast and for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions, under which consumers may purchase a subscription that is valid for the lifetime of a particular DVR, until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six-month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. During the quarter ended April 30, 2006, we discontinued general sale of the product lifetime service option. During the quarter ended January 31, 2008, we began offering product lifetime service subscriptions only to existing customers and during the quarter ended April 30, 2008 we began offerning product lifetime subscriptions to new customers. Effective November 1, 2007, we have extended the period we use to recognize product lifetime subscription revenues from 48 months to 54 months for product lifetime subscriptions acquired on or before October 31, 2007. Additionally, we also increased the amortization period to 60 months for new product lifetime subscriptions acquired on or after November 1, 2007. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSO/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended April 30,
TiVo-Owned Churn Rate	2008	2007
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,737	1,729
TiVo-Owned subscription cancellations	(65)	(56)

TiVo-Owned Churn Rate per month	-1.3%	-1.1%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities for our low cost product offerings, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,		Twelve Months Ended April 30,
Subscription Acquisition Costs	2008	2007	2008	2007
	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$1,159	$5,790	$26,419	$23,774
Hardware revenues	$(5,945)	$(2,293)	$(45,450)	$(42,162)
Cost of hardware revenues	$10,344	$10,648	$91,614	$107,714

Total Acquisition Costs	5,558	14,145	72,583	89,326

TiVo-Owned Subscription Gross Additions	48	57	267	395
Subscription Acquisition Costs (SAC)	$116	$248	$272	$226

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net hardware revenues (defined as gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we incur limited or no acquisition costs for these new subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,
TiVo-Owned Average Revenue per Subscription	2008	2007
	(In thousands, except ARPU)
Total Service revenues	$48,443	$54,155
Less: MSOs/Broadcasters-related service revenues	(5,699)	(7,160)

TiVo-Owned-related service revenues	42,744	46,995
Average TiVo-Owned revenues per month	14,248	15,665
Average TiVo-Owned per month subscriptions	1,737	1,729

TiVo-Owned ARPU per month	$8.20	$9.06

	Three Months Ended April 30,
MSOs/Broadcasters Average Revenue per Subscription	2008	2007
	(In thousands, except ARPU)
Total Service revenues	$48,443	$54,155
Less: TiVo-Owned-related service revenues	(42,744)	(46,995)

MSOs/Broadcasters-related service revenues	5,699	7,160
Average MSOs/Broadcasters revenues per month	1,900	2,387
Average MSOs/Broadcasters per month subscriptions	2,136	2,668

MSOs/Broadcasters ARPU per month	$0.89	$0.89

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation. The decrease in ARPU per month for TiVo-Owned subscriptions during the first quarter ended April 30, 2008 as compared to the prior year period was the result of the recent change in amortization period for product lifetime subscriptions.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period. The above table shows this calculation.

Beginning in February 2006, pursuant to the most recent amendment of our agreement with DIRECTV, TiVo began deferring a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Additionally, beginning in February 2007, DIRECTV began paying us a monthly fee for all DIRECTV households with DIRECTV receivers with TiVo service similar to the lower amount paid by DIRECTV for households with DIRECTV receivers with TiVo service deployed since March 15, 2002, subject to a monthly minimum payment by DIRECTV.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s future business and growth strategies, profitability and financial guidance, distribution of the TiVo service domestically with Comcast and Cox and internationally in Australia, Mexico, Canada and Taiwan, growth and innovation in TiVo’s advertising and audience research measurement business, TiVo’s software development for the cable industry, the results of TiVo’s litigation with EchoStar, how TiVo intends to expand its intellectual property, TiVo’s future marketing spend and related activities, and financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, the outcome of legal proceedings and claims, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 and all subsequent filings. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 28, 2008	By:	/s/ Cal Hoagland
Cal Hoagland
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)